EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                   CONTACT:
                                                        Gary C. Thomas
                                                        Chief Financial Officer
                                                        XATA Corporation
                                                        612-894-3680

               XATA CORPORATION RETAINS JOHN G. KINNARD TO EXPLORE

                               GROWTH ALTERNATIVES

MINNEAPOLIS, November 9, 1999 - The Board of Directors of XATA Corporation (Nasdaq/SM: XATA), today announced that it has retained John G. Kinnard & Company to advise and assist the company in evaluating strategic opportunities, including a possible sale or merger, to accelerate the growth of the company. The company noted that there could be no assurance that these activities would result in proposals acceptable to the company or that any transaction would be completed.

         "We have successfully completed our planned turnaround year. With the release of SmartCom(TM), OpCenter(TM) and the successful testing of JAVALAN, the company is positioned to take the next step towards further growth," said Stephen A. Lawrence, Chairman of the Board. "Our enhanced product offerings provide solutions to a much broader segment of the truck transportation market." said Lawrence. "In order to reach our potential, we need to further explore partnerships and other strategic alternatives."

         XATA Corporation is the leading provider of onboard technology to the transportation industry. XATA ONBOARD is the most powerful, advanced, yet user-friendly onboard computer system on the market. XATA ONBOARD seamlessly combines onboard computing, real-time communications, global positioning, and fleet management software to provide an enterprise-wide logistics management solution for America's largest fleets. The Internet address for XATA is http://www.xata.com.

         THIS ANNOUNCEMENT INCLUDES FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS. THESE FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, THE RECEIPT AND SHIPPING OF NEW ORDERS FOR THE COMPANY'S PRODUCTS AND THE TIMELY INTRODUCTION AND MARKET ACCEPTANCE OF NEW PRODUCTS.